PROMISSORY NOTE

$70,000            Long Beach, New York                        October 30, 1996
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         FOR VALUE  RECEIVED,  Dong W. Lew (the "Payor")  hereby promises to pay
Coastal Computer Systems, Inc. (the "Payee"), or order at 166 West Park Avenue, Long Beach, New York or at such other place that may be designated, in writing, by the Payee, the principal sum of $70,000.00, in lawful money of the United States of America at the time of payment, together with interest on the unpaid principal hereof from time to time outstanding from the date hereof until maturity at the rate hereinafter provided, upon the terms and conditions hereinafter provided.

         The Note shall be payable under the following terms: the principal amount, plus interest, at eight (8%) percent for 120 equal monthly payments, which shall be first applied to interest, then to principal and the balance, if any, to be due and payable at the end of the 120 month period.

         This Note shall be due and payable at such earlier dates if the following occurs: In the event there is a public offering of the Payee's Common Stock any time after three (3) years from the date hereof where the gross proceeds to the Payor are equal or exceed $4,500,000.00 then the Note shall be due and payable upon the closing of the public offering.

         This Note is subject to the terms and conditions of that certain letter agreement by and among the Payor, the Payee, Mark Honigsfeld Revocable Trust and Robert Solomon dated October 16, 1996.

         This Note may be prepaid in whole or in part at any time without penalty, the first payments to be applied to interest and then to principal. In the event of any default on the payment of either principal or interest on said Note and said default remains uncured for ten (10) days after the sending of written notice by certified mail, return receipt requested, then the entire balance of the Note, including unpaid interest, shall become due at once. If there are at least three (3) defaults on the payments of either interest or principal where a notice to cure has been sent, then on any subsequent default in either payment of principal or interest, the Payee shall have absolute right to accelerate the entire balance of the Note, including unpaid interest with no right to cure.


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         Demand  and  presentment  of this Note is  hereby  waived.  Failure  to exercise the option of acceleration in any one case shall not constitute a waiver of the right to exercise acceleration in any other event.

         If this Note is placed in the hands of an attorney for collection, Payor agrees to pay all expenses, including reasonable attorney's fees in regard to collection of said Note.

         The invalidity, or unenforceability in particular circumstances, of any provision of this Note shall not extend beyond such provision or such circumstances and no other provision of this instrument shall be affected thereby.

         This Note has been executed and delivered in the State of New York, and the construction, validity and performance hereof shall be governed by the laws of the State of New York without regard to any principals of conflict of laws.

         Any action arising out of or with respect to this Note may be instituted in the Supreme Court of the State of New York, County of Nassau, and Payors hereby consent to the jurisdiction of such court and expressly waive any and all objections they may have as to venue in such court.

         This Note may be prepaid, in whole or in part, any time without penalty. All prepayments shall be applied first to accrued and unpaid interest and then to principal. All partial prepayments shall be applied in the inverse order of maturity.

         This Note and all the covenants, promises and agreement contained herein shall be binding upon and inure to the benefit of the respective legal and personal representatives, devisees, heirs, successors, and assigns of Payor and the holder hereof.

         EXECUTED this 30th day of October 1996.

                                                   PAYOR:


                                                   By:/s/ Dong W. Lew
                                                   ------------------

PNCOASTAL

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